Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Revenues:
Electric	$1,585	$1,513	$3,175	$2,831
Natural gas	175	213	647	774
Total operating revenues	1,760	1,726	3,822	3,605
Operating Expenses:
Fuel	152	83	265	259
Purchased power	328	318	823	495
Natural gas purchased for resale	42	80	250	373
Other operations and maintenance	450	491	898	952
Depreciation and amortization	335	316	655	615
Taxes other than income taxes	124	129	251	271
Total operating expenses	1,431	1,417	3,142	2,965
Operating Income	329	309	680	640
Other Income, Net	82	62	160	122
Interest Charges	134	126	261	230
Income Before Income Taxes	277	245	579	532
Income Taxes	38	36	75	70
Net Income	239	209	504	462
Less: Net Income Attributable to Noncontrolling Interests	2	2	3	3
Net Income Attributable to Ameren Common Shareholders	$237	$207	$501	$459

Earnings per Common Share – Basic	$0.90	$0.80	$1.91	$1.78

Earnings per Common Share – Diluted	$0.90	$0.80	$1.90	$1.77

Weighted-average Common Shares Outstanding – Basic	262.6	258.2	262.4	258.0
Weighted-average Common Shares Outstanding – Diluted	263.2	259.4	263.2	259.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$7	$10
Accounts receivable - trade (less allowance for doubtful accounts)	482	600
Unbilled revenue	378	446
Miscellaneous accounts receivable	63	54
Inventories	711	667
Current regulatory assets	239	354
Investment in industrial development revenue bonds	—	240
Current collateral assets	20	142
Other current assets	119	155
Total current assets	2,019	2,668
Property, Plant, and Equipment, Net	32,351	31,262
Investments and Other Assets:
Nuclear decommissioning trust fund	1,075	958
Goodwill	411	411
Regulatory assets	1,790	1,426
Pension and other postretirement benefits	442	411
Other assets	859	768
Total investments and other assets	4,577	3,974
TOTAL ASSETS	$38,947	$37,904
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$350	$340
Short-term debt	1,329	1,070
Accounts and wages payable	719	1,159
Other current liabilities	845	797
Total current liabilities	3,243	3,366
Long-term Debt, Net	14,328	13,685
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,913	3,804
Regulatory liabilities	5,445	5,309
Asset retirement obligations	775	763
Other deferred credits and liabilities	417	340
Total deferred credits and other liabilities	10,550	10,216
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,880	6,860
Retained earnings	3,817	3,646
Accumulated other comprehensive loss	(3)	(1)
Total shareholders’ equity	10,697	10,508
Noncontrolling Interests	129	129
Total equity	10,826	10,637
TOTAL LIABILITIES AND EQUITY	$38,947	$37,904

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2023	2022
Cash Flows From Operating Activities:
Net income	$504	$462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	703	665
Amortization of nuclear fuel	36	28
Amortization of debt issuance costs and premium/discounts	8	12
Deferred income taxes and investment tax credits, net	66	66
Allowance for equity funds used during construction	(23)	(19)
Stock-based compensation costs	14	12
Other	(19)	33
Changes in assets and liabilities	(178)	(387)
Net cash provided by operating activities	1,111	872
Cash Flows From Investing Activities:
Capital expenditures	(1,822)	(1,538)
Nuclear fuel expenditures	(50)	(22)
Purchases of securities – nuclear decommissioning trust fund	(81)	(122)
Sales and maturities of securities – nuclear decommissioning trust fund	65	114
Other	(1)	16
Net cash used in investing activities	(1,889)	(1,552)
Cash Flows From Financing Activities:
Dividends on common stock	(330)	(305)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	260	475
Maturities of long-term debt	(100)	—
Issuances of long-term debt	997	524
Issuances of common stock	16	17
Employee payroll taxes related to stock-based compensation	(20)	(16)
Debt issuance costs	(9)	(6)
Other	(3)	—
Net cash provided by financing activities	808	686
Net change in cash, cash equivalents, and restricted cash	30	6
Cash, cash equivalents, and restricted cash at beginning of year	216	155
Cash, cash equivalents, and restricted cash at end of period	$246	$161